Exhibit H(33)

REIMBURSEMENT AND SECURITY AGREEMENT

This Reimbursement and Security Agreement, dated September 14, 2017, is made by and between State Street Bank and Trust Company (“State Street”), a Massachusetts trust company with a place of business at State Street Financial Center, One Lincoln Street, Boston, Massachusetts 02111, and each of the entities listed on Schedule A hereto and, in the case of a registered investment company, each of the portfolios listed on Schedule A and any portfolio of such registered investment company that is not listed on Schedule A but that may engage in the transactions described below after the date of this Agreement and that agrees to be bound by this Agreement by entering into a joinder agreement in substantially the form of Annex I attached hereto (collectively, the “Clients” and each, a “Client”).

Each Client is a custodial customer of State Street and has requested the assistance of State Street in connection with certain fixed income securities transactions to be effected from time to time through the Fixed Income Clearing Corporation (“FICC”). Each Client understands that State Street is willing to provide such assistance, conditioned upon the undertakings of Client set forth below.

1. Reimbursement and Grant of Security Interest. In order to induce State Street to (a) sponsor the membership of Client as a sponsored member of FICC, (b) act as processing agent on behalf of Client and as principal as a counterparty to Client in effecting reverse repurchase transactions (i.e. reverse repurchase transactions from State Street’s perspective, whereby State Street receives securities from, and delivers cash to, Client in accordance with the terms of the relevant agreements between the Client and State Street) and repurchase transactions (i.e. repurchase transactions from State Street’s perspective, whereby State Street receives cash from, and delivers securities to, Client in accordance with the terms of the relevant agreements between the Client and State Street) in Qualifying Government Securities (as defined below) utilizing the matching and clearing facilities of FICC (collectively, such reverse repurchase transactions and repurchase transactions, both prior to and following novation to FICC, the “Transactions”) and (c) issue to FICC a guaranty (the “Guaranty”) of the full payment and performance by the Client of its obligations under such Transactions, Client hereby (x) agrees to reimburse State Street promptly for: (1) any and all payments and securities deliveries made by State Street to FICC pursuant to the Guaranty; (2) any and all payments and securities deliveries made by State Street to FICC pursuant to the Rules of FICC as a result of the failure by Client to deliver securities or pay funds when due to FICC (the “Charges”), but only to the extent such failure results directly from the acts or omissions of Client; and (3) any and all expenses incurred by State Street in now or hereafter honoring demands for payment or delivery of securities under the Guaranty or for payment of the Charges, and to pay to State Street any amounts owing by Client to State Street under this Agreement (all such amounts described in clauses (1) through (3), collectively, the “Obligations”) and (y) to secure payment and performance of the Obligations, grants State Street a security interest in the following securities, cash funds and other personal property of Client, now owned or hereafter acquired, and any and all additions, substitutions, and proceeds thereto and thereof (the “Collateral”):

All cash, securities and other property now or hereafter held in or credited to any securities account or deposit account maintained by Client with State Street with respect to the securities or cash received or to be received or delivered or to be delivered in connection with Transactions (collectively, the “Accounts”),

together with all security entitlements and deposit account claims relating thereto.

For purposes of this Agreement a “securities account” includes the designation by State Street on its books and records that securities in a customer omnibus account or any interests therein are for the benefit of Client. The Collateral shall include any and all new, substituted or additional securities issued by reason of any distribution, reclassification, readjustment, merger or other change declared by or made in the capital structure of any of the issuers of securities constituting Collateral or issued by reason of the exercise of subscriptions, warrants or other rights or options issued in connection with the ownership of securities constituting Collateral.

Qualifying Government Securities means securities that are the direct obligations of, or are fully guaranteed as to principal and interest by, the United States and securities of United States government sponsored enterprises, agencies, or entities, including those securities issued by the Federal National Mortgage Association and Federal Home Loan Mortgage Corporation, commonly known as “Fannie Mae” and “Freddie Mac.”

Upon any payment or performance by State Street under the Guaranty, State Street shall succeed by subrogation to all of the rights of FICC as against Client to the extent of the payment or performance. Such right of subrogation is in addition to and not in derogation of all other rights and remedies of State Street under and with respect to this Agreement.

2. Absence of Liens, Restrictions on Sale or Transfer of Collateral. Client is the securities account entitlement holder or, as the case may be, deposit account customer of the Collateral free and clear of all security interests, liens and encumbrances, and Client will defend the same against the claims and demands of all persons other than State Street. Client will not pledge, mortgage or create or suffer to exist a lien, security interest or other encumbrance in the Collateral in favor of any person other than State Street.

3. Processing Agent for Transactions. Client shall execute all Transactions with FICC in accordance with the rules of FICC through State Street as processing agent for Client. Client will not transfer any cash or securities to FICC except upon the basis of payment versus delivery of such securities or cash, as the case may be, and will not otherwise withdraw any securities or funds held in any of the Accounts if Client has any unsatisfied obligations due to FICC with respect to such withdrawn securities or funds or if Client is in default on any of the Obligations.

4. Liens Pursuant to Other Agreements. The Obligations shall not be secured by any assets of the Client to the extent such assets are margin stock, as defined in Regulation U (12 CFR 221), and the “negative pledge” in Section 2 and the prohibition against withdrawal in Section 3 will not apply to such assets. This Section 4 shall only limit security for the Obligations and is not intended to limit or affect any security interests, liens or encumbrances State Street may have with respect to any assets of the Client securing any other obligations of the Client to State Street.

5. Interest on Reimbursement Obligations. Any reimbursement not paid promptly shall bear interest, payable on demand, at a rate per annum equal to the Prime Rate, as published in The Wall Street Journal, in effect from time to time. Such interest will accrue commencing on the date that State Street makes any payment under the Guaranty on behalf of the Client until such amount is paid in full in cash. Interest on the same terms will likewise be payable on the value of any securities delivered by State Street under the Guaranty on behalf of the Client until the securities are delivered by Client to State Street or their value is paid in full in cash to State Street.

6. Default. Following default by Client in the payment or performance of any of the Obligations, State Street shall have in any jurisdiction where enforcement hereof is sought, in addition to all other rights and remedies, the rights and remedies of a secured creditor under the Uniform Commercial Code of the State of New York (“NYUCC”) as in effect from time-to-time, including, without limitation, the right to sell or otherwise dispose of, realize upon, set off or applying the Collateral to satisfy Obligations. Client acknowledges that State Street is acting as (a) Client’s securities intermediary and, accordingly, State Street has control of the securities entitlements in the Accounts by reason of Sections 8-106(e) and 9-106 of the NYUCC and (b) Client’s bank and, accordingly, State Street has control of the cash in the Accounts by reason of Section 9-104(a)(1) of the NYUCC.

7. Authority and Compliance. Client represents and warrants that it is duly authorized to execute and deliver this Agreement, to enter into the Transactions and to perform its obligations hereunder and thereunder and has taken all necessary action to authorize such execution, delivery and performance, and the execution, delivery and performance of this Agreement and the Transactions will not violate any law, ordinance, charter, by-law or rule applicable to it or any agreement by which it is bound or by which any of its assets are affected.

8. Expenses. Client shall pay all expenses (including reasonable fees and disbursements of counsel) paid or incurred by State Street in connection with the enforcement of the Obligations or in connection with any bankruptcy, reorganization, insolvency or similar proceeding involving Client.

9. Waivers, Etc. State Street may exercise its rights with respect to the Collateral without resorting or regard to other collateral or sources of repayment or reimbursement. State Street shall not be deemed to have waived any of its rights upon or under the Obligations or the Collateral unless such waiver shall be in writing and signed by the State Street. No delay or omission on the part of State Street in exercising any right shall operate as a waiver of such right or any other right. A waiver on any one occasion shall not be construed as a bar to or waiver of any right on any future occasion. All rights and remedies of State Street with respect to the Obligations or the Collateral, whether evidenced hereby or by any instrument or papers, shall be cumulative and may be exercised separately or concurrently.

10. WAIVER OF JURY TRIAL. CLIENT HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM OR COUNTERCLAIM BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ENFORCEMENT OF THIS AGREEMENT, AND AGREES THAT IT WILL NOT SEEK TO CONSOLIDATE ANY

SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED.

11. Governing Law, Effect of Agreement. This Agreement and all rights and obligations hereunder shall be construed in accordance with, and governed by, the laws of the State of New York excluding any conflict of laws rules that would require the application of the laws of any other jurisdiction.

12. Non-Recourse to Trustees, etc. of a Massachusetts Business Trust. Any other provision of this Agreement to the contrary notwithstanding, any liability of a Client that is organized as a Massachusetts business trust under this Agreement shall be discharged only out of the assets of Client, and no shareholder, officer, director or trustee of Client shall be liable with respect thereto.

13. Agreement with each Client. This Agreement is an agreement entered into by and between State Street and each Client that is a party hereto and is expressly not an agreement among all such Clients that have entered into this Agreement. The rights and obligations set forth in this Agreement shall accrue to, and burden, each Client severally and not jointly to all Clients.

[Signature page follows]

IN WITNESS WHEREOF, Client and State Street have executed this Reimbursement and Security Agreement as of the date first set forth above.

MassMutual Select Funds,

MassMutual Premier Funds,

MML Series Investment Fund,

MML Series Investment Fund II,

each on behalf of its series listed on Schedule A hereto

By: /s/ Renee Hitchcock

Name: Renee Hitchcock

Title: CFO and Treasurer

State Street Bank and Trust Company

By: /s/ Harold O. Nichols

Name: Harold O. Nichols

Title: Managing Director

SCHEDULE A

Name of Company	Type of Organization	State of Organization

MassMutual Select Funds	Business Trust	Massachusetts
MassMutual Premier Funds	Business Trust	Massachusetts
MML Series Investment Fund	Business Trust	Massachusetts
MML Series Investment Fund II	Business Trust	Massachusetts

Names of Portfolios/Series of Each Registered Investment Company:

MassMutual Select Funds

MassMutual RetireSMARTSM 2010 Fund

MassMutual RetireSMARTSM 2015 Fund

MassMutual RetireSMARTSM 2020 Fund

MassMutual RetireSMARTSM 2025 Fund

MassMutual RetireSMARTSM 2030 Fund

MassMutual RetireSMARTSM 2035 Fund

MassMutual RetireSMARTSM 2040 Fund

MassMutual RetireSMARTSM 2045 Fund

MassMutual RetireSMARTSM 2050 Fund

MassMutual RetireSMARTSM 2055 Fund

MassMutual RetireSMARTSM 2060 Fund

MassMutual RetireSMARTSM Conservative Fund

MassMutual RetireSMARTSM Growth Fund

MassMutual RetireSMARTSM In Retirement Fund

MassMutual RetireSMARTSM Moderate Fund

MassMutual RetireSMARTSM Moderate Growth Fund

MassMutual Select Blue Chip Growth Fund

MassMutual Select Diversified Value Fund

MassMutual Select Equity Opportunities Fund

MassMutual Select Fundamental Growth Fund

MassMutual Select Fundamental Value Fund

MassMutual Select Growth Opportunities Fund

MassMutual Select Large Cap Value Fund

MassMutual Select Mid Cap Growth Fund

MassMutual Select Mid-Cap Value Fund

MassMutual Select Overseas Fund

MassMutual Select Small Cap Growth Equity Fund

MassMutual Select Small Cap Value Equity Fund

MassMutual Select Small Company Value Fund

MassMutual Select Strategic Bond Fund

MassMutual Select Total Return Bond Fund

MM MSCI EAFE® International Index Fund

MM Russell 2000® Small Cap Index Fund

MM S&P 500® Index Fund

MM S&P® Mid Cap Index Fund

MM Select Bond and Income Asset Fund

MM Select Equity Asset Fund

MassMutual Premier Funds

MassMutual Premier Balanced Fund

MassMutual Premier Core Bond Fund

MassMutual Premier Disciplined Growth Fund

MassMutual Premier Disciplined Value Fund

MassMutual Premier Diversified Bond Fund

MassMutual Premier Global Fund

MassMutual Premier High Yield Fund

MassMutual Premier Inflation-Protected and Income Fund

MassMutual Premier International Equity Fund

MassMutual Premier Main Street Fund

MassMutual Premier Short-Duration Bond Fund

MassMutual Premier Small Cap Opportunities Fund

MassMutual Premier Strategic Emerging Markets Fund

MassMutual Premier Value Fund

MassMutual Premier U.S. Government Money Market Fund

MML Series Investment Fund

MML Aggressive Allocation Fund

MML American Funds Core Allocation Fund

MML American Funds® Growth Fund

MML American Funds® International Fund

MML Balanced Allocation Fund

MML Blue Chip Growth Fund

MML Conservative Allocation Fund

MML Equity Income Fund

MML Equity Index Fund

MML Focused Equity Fund

MML Foreign Fund

MML Fundamental Growth Fund

MML Fundamental Value Fund

MML Global Fund

MML Growth & Income Fund

MML Growth Allocation Fund

MML Income & Growth Fund

MML International Equity Fund

MML Large Cap Growth Fund

MML Managed Volatility Fund

MML Mid Cap Growth Fund

MML Mid Cap Value Fund

MML Moderate Allocation Fund

MML Small Cap Growth Equity Fund

MML Small Company Value Fund

MML Small/Mid Cap Value Fund

MML Total Return Bond Fund

MML Series Investment Fund II

MML Asset Momentum Fund

MML Blend Fund

MML Dynamic Bond Fund

MML Equity Fund

MML Equity Rotation Fund

MML High Yield Fund

MML Inflation-Protected and Income Fund

MML Managed Bond Fund

MML Short-Duration Bond Fund

MML Small Cap Equity Fund

MML Special Situations Fund

MML Strategic Emerging Markets Fund

MML U.S. Government Money Market Fund

ANNEX I

INVESTMENT COMPANY PORTFOLIO JOINDER AGREEMENT

The undersigned hereby agrees to become a party to, and to be bound by all of the provisions of, the Reimbursement and Security Agreement, dated September 14, 2017, by and between State Street Bank and Trust Company (“State Street”), a Massachusetts trust company with a place of business at State Street Financial Center, One Lincoln Street, Boston, Massachusetts 02111, and the registered investment company of which the undersigned is a portfolio.

[NAME OF PORTFOLIO]

By:

Name:

Title: [President/Vice President/CFO and Treasurer]
of [Name of Investment Company]

Accepted as of , :

STATE STREET BANK AND TRUST COMPANY

By:

Name:

Title: